Exhibit 99.1

Vroom Announces Appointment of New Chief Financial Officer

Robert R. Krakowiak Appointed as Chief Financial Officer of Vroom

NEW YORK—(BUSINESS WIRE)—Sept. 13, 2021— Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles (the “Company”), today announced the appointment of Robert R. Krakowiak as Chief Financial Officer, effective today. He succeeds David K. Jones, who previously served as Chief Financial Officer and will remain as a non-executive employee of the Company through November 30, 2021 in order to ensure a seamless transition.

Mr. Krakowiak previously served as Chief Financial Officer of Stoneridge Corporation for more than five years. Prior to his time at Stoneridge, he held diverse roles in finance and investor relations at Visteon Corporation and Owens Corning. He received bachelor’s and master’s degrees in Electrical Engineering from the University of Michigan and an MBA from the University of Chicago.

In Mr. Krakowiak’s role as Chief Financial Officer, he will oversee financial reporting, accounting, tax, treasury, risk management and financial planning and analysis, as well as leading investor relations.

Paul J. Hennessy, the Company’s Chief Executive Officer, commented, “Bob has a proven track record of results-driven leadership, strategic thinking and financial acumen. We look forward to benefiting from his leadership and expertise as we continue to execute on our plan, scale our operations and pursue our path to profitability. I am delighted to welcome Bob to the Vroom team.”

“During his tenure at Vroom, Dave has overseen significant growth and transformation, including leading the Company through its IPO, subsequent securities offerings and the CarStory acquisition; I want to thank him for his meaningful contributions to the Company. He also built a dedicated and talented finance and accounting team that is extremely well positioned to continue transforming the business and delivering on our objectives. We wish Dave all the best in his future endeavors,” Mr. Hennessy added.

“I am excited to step into the CFO role at Vroom and continue to help the Company execute its strategic plan, accelerate its growth and deliver value for its shareholders. I look forward to partnering with the entire Vroom team to build on the Company’s strong momentum and business fundamentals” said Mr. Krakowiak.

About Vroom Inc.:

Vroom is an innovative, end-to-end ecommerce platform designed to offer a better way to buy and a better way to sell used cars. The Company’s scalable, data-driven technology brings all phases of the car buying and selling process to consumers wherever they are and offers an extensive selection of used cars, transparent pricing, competitive financing, and at-home pick-up and delivery. Vroom is based in New York and Houston and also operates the Texas Direct Auto and CarStory brands.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) and our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Vroom undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

Source: Vroom, Inc.